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                                                      S&C Draft of May 8, 1998
                                                      EXHIBIT 2.K(ii)

                            PAYING AGENT AGREEMENT

                  This PAYING AGENT AGREEMENT, dated as of this __th day of May, 1998, by and between _____________, a _____________ banking corporation (the "Paying Agent"), and William R. Latham III, James B. O'Neill and Donald
J. Puglisi (collectively, the "Trustees"), not in their individual capacities but solely as Trustees of Estee Lauder Automatic Common Exchange Security Trust (the "Trust"), a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of May __, 1998 (the "Trust Agreement").

                              W I T N E S S E T H

                  WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold the U.S. treasury securities (the "Treasury Securities"), to enter into and hold forward purchase contracts (the "Contracts") with one or more existing shareholders of The Estee Lauder Companies Inc. (the "Company") and to issue Trust Automatic Common Exchange Securities (the "Securities") to the public in accordance with the terms and conditions of the Trust Agreement;

                  WHEREAS, the Trustees desire to engage the services of the Paying Agent to assume certain responsibilities and to perform certain duties as the transfer agent, registrar and paying agent with respect to the Securities upon the terms and conditions of this Agreement; and

                  WHEREAS, the Paying Agent is qualified and willing to assume such responsibilities and to perform such duties, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:



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                                   ARTICLE I

                                  DEFINITIONS

                  1.1 Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                                  ARTICLE II


                                 PAYING AGENT

                  2.1 Appointment of Paying Agent and Acceptance. The Trust Agreement provides that _____________ shall act as the initial Paying Agent. _____________ accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Trust Agreement and the provisions set forth in this Article 2 as Paying Agent with respect to the Securities. Without limiting the generality of the foregoing, _____________, as Paying Agent, agrees that it shall establish and maintain the Trust Account, subject to the provisions of Section 2.3 hereof.

                  2.2 Certificates and Notices. The Trustees shall deliver to the Paying Agent the certificates and notices required to be delivered to the Paying Agent pursuant to the Trust Agreement, and the Paying Agent shall mail or publish such certificates or notices as required by the Trust Agreement, but the Paying Agent shall have no responsibility to confirm or verify the accuracy of certificates or notices of the Trustees so delivered.

                  2.3 Payments and Investments. The Paying Agent shall make payments out of the Trust Account as provided for in Section 3.2 of the Trust Agreement. The Paying Agent shall effect the transactions set forth in Sections 2.3, 2.4, 2.5 and 8.3 of the Trust Agreement upon instructions to do so from the Administrator (except that with respect to its obligations under Section 8.3 of the Trust Agreement, the Paying Agent shall act without instructions from the Administrator) and shall invest monies on deposit in the Trust Account in Temporary Investments in accordance with Section 3.5 of the Trust Agreement. Except as otherwise specifically provided herein or in the Trust Agreement, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any Temporary Investment prior to the maturity thereof, or to acquire additional Temporary Investments. The Paying Agent shall hold any Temporary Investment to its maturity and shall apply the proceeds

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thereof paid upon maturity to the payment of the next succeeding Quarterly
Distribution. All such Temporary Investments shall be selected by the Trustees from time to time or pursuant to standing instructions from the Trustees, and the Paying Agent shall have no liability to the Trust or any Holder or any other Person with respect to any such Temporary Investment.

                  2.4 Instructions from Administrator. The Paying Agent shall receive and execute all instructions from the Administrator, except to the extent they conflict with or are contrary to the terms of the Trust Agreement or this Agreement.

                                  ARTICLE III


                         TRANSFER AGENT AND REGISTRAR

                  3.1 Original Issue of Certificates. On the date Securities sold pursuant to the Underwriting Agreement are originally issued, certificates for the Securities shall be issued by the Trust, and, at the request of the Trustees, registered in such names and such denominations as the underwriters shall have previously requested of the Trustees, executed manually or in facsimile by the Managing Trustee and countersigned by the Paying Agent. At no time shall the aggregate number of Securities represented by such countersigned certificates exceed the number of then outstanding Securities.

                  3.2 Registry of Holders. The Paying Agent shall maintain a registry of the Holders of the Securities.

                  3.3 Registration of Transfer of the Securities. The Securities shall be registered for transfer or exchange, and new certificates shall be issued, in the name of the designated transferee or transferees, upon surrender of the old certificates in form deemed by the Paying Agent properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent may require by a guarantor reasonably believed by the Paying Agent to be responsible, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

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                  3.4 Lost Certificates. The Paying Agent shall issue and
register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Trustees and the Paying Agent, subject at all times to provisions of law, the Trust Agreement and resolutions adopted by the Trustees with respect to lost securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trustees to the Paying Agent to issue a replacement or new certificate pursuant to this Section 3.4 shall be deemed to be a representation and warranty by the Trustees to the Paying Agent that such issuance will comply with such provisions of law and the Trust Agreement and resolutions of the Trustees.

                  3.5 Transfer Books. The Paying Agent shall maintain the transfer books listing the Holders of the Securities. In case of any written request or demand for the inspection of the transfer books of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the transfer books or other books to any person in case it is advised by its counsel that its failure to do so would be unlawful.

                  3.6 Disposition of Cancelled Certificates; Records. The Paying Agent shall retain certificates which have been cancelled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Commission for six calendar years from the date of such cancellation, and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission and the Board of Governors of the Federal Reserve System. Thereafter such records shall not be destroyed by the Paying Agent but will be safely stored for possible future reference. In case of any request or demand for the inspection of the register of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and seek to secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful, or
(ii) expose it to liability, unless the Trustees shall have offered indemnification satisfactory to the Paying Agent.


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                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE TRUSTEES

                  The Trustees represent and warrant to the Paying Agent that:

                  (a) the Trust is a validly existing trust under the laws of the State of New York and the Trustees have full power under the Trust Agreement to execute and deliver this Agreement and to authorize, create and issue the Securities;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Trustees and constitutes the valid and binding agreement of the Trustees, enforceable against the Trustees in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                  (c) the form of the certificate evidencing the Securities complies with all applicable laws of the State of New York;

                  (d) the Securities have been duly and validly authorized, executed and delivered by the Trustees and are validly issued;


                  (e) the offer and sale of the Securities has been registered under the Securities Act of 1933 and the Trust has been registered under the Investment Company Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the Securities;

                  (f) the execution and delivery of this Agreement and the issuance and delivery of the Securities do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Trust, or any mortgage, indenture, contract, agreement or undertaking to which the Trustees are a party or by which any of them are bound; and


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                  (g) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the Securities.

                                   ARTICLE V

                               DUTIES AND RIGHTS

                  5.1 Duties. (a) The Paying Agent is acting solely as agent for the Trustees hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) In the absence of bad faith, gross negligence or willful misfeasance on its part in the performance of its duties hereunder or its reckless disregard of its duties and obligations hereunder, the Paying Agent shall not be liable for any action taken, suffered, or omitted in the performance of its duties under this Agreement. The Paying Agent shall under no circumstances be liable for any indirect or consequential damages hereunder.

                  5.2 Rights. (a) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Paying Agent believes in good faith to have been given by the Trustees.

                  (b) The Paying Agent may consult with legal counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Paying Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it hereunder.

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                  5.3 Disclaimer. The Paying Agent makes no representation as to (a) the first two recitals of this Agreement or (b) the validity or adequacy of the Securities.

                  5.4 Compensation, Expenses and Indemnification. (a) The Paying Agent shall receive for all services rendered by it under this Agreement and, upon the prior written approval of the Trustees, for all expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), the compensation set forth in Section 3.1 of the Administration Agreement.

                  (b) The Trustees shall indemnify the Paying Agent for and hold it harmless against any loss, liability, claim or expense (including the costs of investigation, preparation for and defense of legal and/or administrative proceedings relating to a claim against it and reasonable attorneys' fees and disbursements) arising out of or in connection with the performance of its obligations under this Agreement, provided such loss, liability or expense is not the result of gross negligence, willful misfeasance or bad faith on its part in the performance of its duties hereunder or its reckless disregard of its duties or obligations hereunder, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties or obligations hereunder and thereunder. The indemnification provided by this
Section 5.4(b) shall survive the termination of this Agreement.

                                  ARTICLE VI

                                 MISCELLANEOUS

                  6.1 Term of Agreement. (a) The term of this Agreement is unlimited unless terminated as provided in this Section 6.1 or unless the Trust is terminated, in which case this Agreement shall terminate ten days after the date of termination of the Trust. This Agreement may be terminated by either party hereto without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this Section 6.1(a) unless a successor Paying Agent shall have been appointed and shall have accepted the duties of the Paying Agent. The termination of the Trust Agreement, the Collateral Agreement, the Administration Agreement or the Custodian Agreement or the resignation or removal of the Custodian shall cause the termination of this Agreement


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simultaneously therewith. If, within 30 days after notice by the Paying Agent of termination of this Agreement, no successor Paying Agent shall have been selected and accepted the duties of the Paying Agent, the Paying Agent may apply to a court of competent jurisdiction for the appointment of a successor Paying Agent.

                  (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Trustees and the Paying Agent under this Agreement shall cease upon termination of this Agreement. The Trustees' representations, warranties, covenants and obligations to the Paying Agent under Article IV and Section 5.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the Paying Agent shall, at the Trustees' request, promptly deliver to the Trustees or to any successor Paying Agent as requested by the Trustees (i) copies of all books and records maintained by it and (ii) any funds deposited with the Paying Agent by the Trustees.

                  6.2 Communications. Except for communications authorized to be made by telephone pursuant to this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and given to such person at its address or telecopy number set forth below:

If to the Trust,
addressed:                  Estee Lauder Automatic Common
                            Exchange Security Trust

                            c/o Donald J. Puglisi, Managing
                            Trustee
                            Puglisi & Associates
                            850 Library Avenue, Suite 204
                            Newark, Delaware 19711
                            Telephone: (302) 738-6680
                            Telecopier: (302) 738-7210


with a copy to the Administrator if the duties of the Administrator are being performed by a Person other than the Person performing the obligations of the Paying Agent.


If to the Paying Agent,
addressed:                  ----------------------------

                            ----------------------------

                            ----------------------------
                            Attn:
                                  ----------------------
                            Telephone:
                                       -----------------
                            Telecopier:
                                        ----------------


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